Exhibit 10.24

                             SELLING AGENT AGREEMENT

     THIS SELLING AGENT AGREEMENT (the "Agreement") is made and entered into this 12th day of June, 2002, by and between CYTOMEDIX, INC., a Delaware corporation (the "Issuer") and Frederick & Company, Inc. (the "Agent").

                                    RECITALS

         WHEREAS, the Issuer desires to offer and sell up to 5,000,000 shares of common stock of the issuer and up to 2,000,000 Warrants to purchase shares of common stock (the "Securities"), at an aggregate price equal to $5,000,000 to investors in a private offering (the "Offering");

         WHEREAS, the Offering will be made pursuant to exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder;

         WHEREAS, the Offering will be made pursuant to an Amended Confidential Offering Memorandum dated May 31, 2002 (the "Memorandum");

         WHEREAS, the Issuer desires to obtain the services of an agent to assist it in the offering and sale of the Securities; and

         WHEREAS, the Agent is a member of the National Association of Securities Dealers, Inc. and is willing, as an agent, to assist the Issuer in the offer and sale of the Securities on the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations, and warranties contained herein, the parties hereto agree as follows:

         1. Appointment of Agent to Sell Securities. The Issuer hereby appoints the Agent as its non-exclusive agent for the period of the Offering to sell up to $5,000,000 of Securities of the Issuer.

         2. Acceptance of Appointment; Agreement to Use Best Efforts to Sell Securities. The Agent hereby accepts the appointment, and agrees, as agent for the Issuer, to use its best efforts to find purchasers for the Securities. The Agent makes no commitment to purchase all or any of the Securities.

         3. Other Agents. The Issuer retains the right to employ other agents for and in connection with the sale of the Securities.

         4. Terms of Sale. The Securities shall be sold in minimum offering amounts of $12,500 per investor.


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         5. Termination of Offering. The Offering shall terminate upon the happening of the earlier of (i) the sale of securities totaling $5,000,000 (Maximum Offering Amount"), or (ii) the termination of the Offering by the Issuer upon obtaining subscriptions evidencing sales of at least $3,000,000 ("Minimum Aggregate Offering Amount") but not the Maximum Offering Amount, or
(iii) the withdrawal and/or cancellation of the Offering by the Issuer, in its sole and absolute discretion, at any time. Upon the termination of the Offering, the Agent immediately shall cease making offers of the Securities and shall terminate all then pending offers.

         6. Commission. As compensation for its activities hereunder and pursuant hereto, the Agent shall be paid a commission equal to ten percent (10%) of the price at which the Securities are sold to investors. The Agent shall be entitled to receive all of the sales commission in the form of common stock of the Issuer priced at a price equal to the administrative rate of $1.00 per share, or the Agent may elect to receive up to 50% of the earned commission in cash and the remainder of the commission in shares of common stock at the rate stated herein. The Agent shall receive the commission only after the proceeds of a sale have been released to the Isssuer.

         7. Escrow of proceeds. Any and all proceeds received by the Agent from the sale of the Securities must be forwarded to the Escrow Account maintained at Metropolitan National Bank, ABA #082001247, Account #211168 F/B/O Cytomedix, Inc., to be held pending the raise of the Minimum Offering Amount and confirmation of the plan of reorganization by the Bankruptcy Court ("Confirmation").

         8. Minimum sale; release of proceeds from escrow. Once the Offering has terminated in accordance with section 5 of this Agreement, the Issuer shall notify the Agent in writing that the Offering is terminated. If the Minimum Aggregate Offering Amount has not been subscribed prior to the termination of the Offering, this Agreement shall terminate, and neither party to this Agreement shall have any further obligations or responsibilities to the other hereunder. All funds shall be released from the Escrow Account and returned to investors, and the Agent shall not be entitled to receive any commission or other compensation from the Issuer or otherwise. The Issuer shall pay to the Agent commission relating to a particular sale when the net proceeds of that sale are released to the Issuer.

         9. Subscription. Each subscriber shall subscribe for the Securities by completing and executing a subscription agreement in the form attached to the Amended Confidential Offering Memorandum dated May 31, 2002, and delivering the completed and executed agreement to the Issuer.

         10. Delivery of subscription agreements. All subscription agreements and questionnaire(s) received by the Agent from subscribers immediately shall be forwarded by the Agent to the Issuer at Cytomedix, Inc. c/o Williams & Anderson LLP, 111 Center St., Suite 2200, Little Rock, Arkansas 72201.

         11. Acceptance or rejection of subscriptions. The Issuer has the right to accept or reject any subscription. A sale transaction is consummated only upon the acceptance of a subscription by the Issuer and full subscription for the Minimum Offering Amount.

         12. Copy of subscription to Agent. Upon the acceptance of a subscription, the Issuer shall execute the acceptance on the subscription agreement, and shall forward a duplicate of the accepted subscription agreement to the subscriber with a copy to the Agent.

         13. Representations and warranties of the Issuer. The Issuer represents and warrants to, and agrees with, the Agent that:

                  (a) The Issuer is a corporation duly organized under the laws of the State of Delaware with power and authority to own its properties and to conduct its business as described in the Memorandum.

                  (b) Upon Confirmation, the Issuer anticipates an outstanding capitalization as set forth in the Disclosure Statement to the Plan of Reorganization. The Securities, when issued and delivered, shall be duly and validly issued, fully paid and non-assessable, and shall conform to the descriptions contained in the Memorandum and exhibits thereto.

                  (c) The Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements in the Memorandum not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer in connection with the Memorandum by the Agent directly or through or by counsel on the Agent's behalf. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it may be necessary to amend or supplement the Memorandum so that it does not include any untrue fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Issuer will supply the Agent with amendments or supplements correcting such statement or omission. The Issuer will also provide the Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Agent and the Issuer deem necessary to comply with applicable state and federal law.

                  (d) Except as stated in the Memorandum, the execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement, and compliance with the terms and provisions of this Agreement shall not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Restated Articles of Incorporation, or the Restated Bylaws of the Issuer, or any indenture, mortgage or other agreement or instrument to which the Issuer is a party or by which it or its properties are bound, or any applicable law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or its properties.

                  (e) This Agreement has been duly authorized, executed, and delivered on behalf of the Issuer, and is the valid, binding and enforceable obligation of the Issuer, except to the extent that obligations concerning indemnification herein may be limited by applicable securities laws.

                  (f) No authorization, approval, consent, or license of any regulatory body or authority is required for the valid authorization, issuance, sale, and delivery of the Securities, or, if so required, all authorizations, approvals, consents, and licenses have been obtained and are in full force and effect.

                  (g) Other than the Issuer's Chapter 11 case in United States Bankruptcy Court of the Northern District of Illinois, Eastern Division (Case No. 01-27610), there is no litigation, action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Issuer, threatened against the Issuer or any of its operations, businesses, properties or assets (or basis therefore known to the Issuer) the adverse outcome of which would have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Issuer taken as a whole. The Issuer is not subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Issuer taken as a whole.

                  (h) Assuming (i) the accuracy of the information provided by the respective subscribers in the subscription documents and the other Offering Documents and (ii) that the Agent has complied in all material respects with the applicable provisions of Regulation D promulgated under the Securities Act, the offer and sale of the Securities pursuant to the terms of this Agreement and the Offering Documents are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder. The Issuer is not disqualified from the exemption in Rule 506 of Regulation D by virtue of the disqualifications contained in Rule 507.

         14. Covenant of the Issuer. The Issuer covenants that:

                  (a) The Issuer shall not at any time make or file any amendment or supplement to the Memorandum of which the Agent previously has not been advised and furnished a copy, to which the Agent reasonably may object in writing. The Issuer shall prepare and file any amendments or supplements to the Memorandum that in the opinion of counsel for the Agent may be necessary or advisable in connection with the offering and sale of the Securities by the Agent, and shall use its best efforts to cause each such amendment or supplement to become effective as promptly as possible.

                  (b) The Issuer shall deliver to the Agent, without charge, from time to time during the term of this Agreement as many copies of the Memorandum as the Agent reasonably may request, and the Issuer consents to the use of the Memorandum as permitted by applicable state and federal securities and other laws.

                  (c) The Issuer shall use its best efforts to comply with applicable state and federal securities and other laws so as to permit the continuation of the offering and sale of the Securities.

                  (d) The Issuer promptly shall notify the Agent in the event of
(i) the issuance by any federal or state securities commission or authority of any stop order suspending the sale of the Securities, or (ii) the institution or notice of the intended institution of any action or proceeding for that purpose. The Issuer shall make every reasonable effort to prevent the issuance of a stop order, and, if a stop order is issued at any time, to obtain the withdrawal of the order at the earliest possible time.

                  (e) The Issuer shall not sell the Securities offered pursuant to the Memorandum to any investor who is not an "Accredited Investor" as defined by Rule 501 of Regulation D and in Exhibit 1 to the Subscription Agreement.

                  (f) The net proceeds of the Offering will be used by the Issuer substantially as set forth in the Memorandum.

                  (g) The Issuer shall not, during the period commencing on the date hereof and ending on the later of (i) the closing of the Offering or (ii) the termination of the Offering, issue any press release or other communication, or hold any press conference with respect to the Issuer, its financial condition, results of operations, business, properties, assets or liabilities, or the Offering, without the prior consent of the Agent.

         15. Representations and Warranties of the Agent. The Agent represents and warrants to, and agrees with the Issuer that:

                  (a) The Agent is a licensed broker-dealer within the meaning of Section 3 of the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc.

                  (b) The Agent and all persons employed by it or who work for it as agents have all necessary permits, licenses and permissions to enable it and them to act as agent for the Issuer in the offering and sale of the Securities as required by applicable state and federal securities and other laws.

         16. Covenants of the Agent. The Agent covenants that:

                  (a) The Agent shall not make any statement or take any action in connection with the offering and sale of the Common Stock and its activities under and pursuant to this Agreement that is not consistent with the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D, including Rule 506, promulgated thereunder or that violates Section 10 of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder.

                  (b) The Agent shall not sell the Securities offered pursuant to this Memorandum to any investor who is not an Accredited Investor, as defined by Rule 501 of Regulation D and in Exhibit 1 to the Subscription Agreement.

                  (c) The Agent shall, in connection with the sale of the Common Stock, provide information to the Issuer sufficient to enable the Issuer to establish and determine that all purchasers of the Securities are Accredited Investors.

                  (d) The Agent shall not sell the Securities offered pursuant to the Memorandum by any means of public solicitation or general advertising, or in any manner that violates the conditions imposed by securities laws in connection with an offer and sale of securities pursuant to the exemptions from registration contained in Section 4(2) under the Securities Act and Regulation D, including Rules 501, 502 and 506, promulgated thereunder, or in any manner that violates Section 10 of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder.

         17. Expenses. The Issuer shall bear and pay all costs and expenses in connection with the preparation, printing and filing of the Memorandum and any amendments or supplements to the Memorandum, federal or state filing fees in connection with the Offering, the preparation of this Agreement and related documents, the issue and delivery of certificates representing the Securities to the purchasers of the shares, federal and state documentary taxes on the issue of the certificates to the purchasers, and the cost of furnishing the Memoranda.

         18. Termination of Agreement. This Agreement may, subject to the other provisions hereof, be terminated as follows:

                  (a) At any time prior to the commencement of the Offering, the Issuer may, by notice to the Agent, terminate this Agreement; and at any time prior to the commencement of the Offering, the Agent may, by notice to the Issuer, terminate this Agreement.

                  (b) This Agreement may be terminated by the Agent at any time by notice to the Issuer because of any failure on the part of the Issuer to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Issuer is unable to perform its obligations hereunder.

                  (c) This Agreement may be terminated by the Issuer at any time by notice to the Agent because of any failure on the part of the Agent to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Agent is unable to perform its obligations hereunder.

                  (d) Except as provided in Section 21 hereof, this Agreement shall terminate upon the occurrence and satisfactory completion of the offering and sale of the Securities and the release of the proceeds by the Escrow Agent, unless earlier terminated as provided herein.

         19. Indemnification. The Issuer shall indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Agent and each controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, in so far as the losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the Memorandum or necessary in order to make the statements in the Memorandum not misleading, unless the untrue statement or omission was made in the Memorandum in reliance upon and in conformity with information furnished in writing to the Issuer by the Agent directly or through counsel. However, this indemnification provision shall not benefit the Agent or any person controlling the Agent if the Agent failed to send or give a copy of the Memorandum to a person at or prior to the time an offer of Securities was made to that person, or otherwise acted in violation of any covenants made by it herein.

         Promptly after receipt by the Agent or any person controlling the Agent of notice of the commencement of any action with respect to which indemnification may be sought from the Issuer under this Section 19, the Agent shall notify the Issuer in writing of the commencement, and, subject to the provisions stated below, the Issuer may, but is not required to, assume the defense of the action (including the employment of counsel and the payment of expenses) in so far as the action relates to any alleged liability with respect to which indemnification may be sought from the Issuer. The Agent or any person controlling the Agent shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of the counsel shall not be the expense of the Issuer unless the employment of the counsel has been specifically authorized in writing by the Issuer. The Issuer shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Issuer's consent in writing.

         The Agent shall indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Memorandum, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Issuer and each director, officer or controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, (i) in so far as the losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the Memorandum or necessary in order to make the statements in the Memorandum not misleading, but only in so far as the untrue statement or omission was made in the Memorandum in reliance upon and in conformity with information furnished to the Issuer by the Agent directly or through counsel, or (ii) in so far as the losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any statements made or actions taken which are not in accordance with Agent's representations, warranties and covenants contained herein.

         Promptly after receipt of notice of the commencement of any action with respect to which indemnification may be sought from the Agent under this Section 19, the Issuer shall notify the Agent in writing of the commencement, and, subject to the provisions stated below, the Agent shall assume the defense of the action (including the employment of counsel and the payment of expenses) in so far as the action relates to any alleged liability with respect to which indemnification may be sought from the Agent. The Issuer and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expense of the counsel shall not be the expense of the Agent unless the employment of the counsel has been specifically authorized in writing by the Agent. The Agent shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Agent's consent in writing.

         20. Provisions to survive delivery. The representations, warranties, covenants, indemnities, understandings, agreements, and other statements of the Issuer and the Agent contemplated by, set forth in, or made pursuant to, this Agreement and the indemnification agreements of the Issuer and the Agent shall survive delivery of, and payment for, the Securities.

         21. Effective time; term of agreement. This Agreement shall be effective at 12:01 a.m. on the day specified on page 1 of this Agreement. Except as provided below, this Agreement shall, with respect to the undertaking to sell or to assist in selling and to pay commissions, be effective until the termination of the offering of the Securities and the release of all funds, if any by the Escrow Agent. With respect to all other provisions hereof, especially the representations and warranties, covenants, and agreements to indemnify, this Agreement shall be effective until the statute of limitations has run with respect to all actions that may be brought in connection with or arising out of this Agreement or any actions or omissions contemplated hereby.

         22. Arbitration. In the event of any dispute arising out of or relating hereto, the parties hereto shall submit the dispute to binding arbitration, which shall be the sole and exclusive forum for resolving any dispute. Such arbitration shall be conducted in Delaware by a retired District Court Judge selected by the parties through their counsel. If counsel are unable to select an arbitrator within ten (10) days of the date of notice given by a party ("Plaintiff") of intent to arbitrate a dispute, either party may petition the Delaware District Court to have a retired judge appointed. Within twenty (20) days of the appointment of an arbitrator, the Plaintiff shall file a complaint with the arbitrator with copies to all other parties. Within fifteen (15) days of receipt of the complaint, the opposing party or parties shall file an answer and cross-complaint and neither document shall be subject to a motion to strike or demurrer. These documents shall form the issues to be decided by the arbitrator. The hearing before the arbitrator shall occur within ninety (90) days of the appointment of the arbitrator, unless the arbitrator allows a delay for good cause shown.

         Prior to the hearing on the arbitration, the parties shall be able to avail themselves of all of the discovery procedures provided by the Delaware Rules of Civil Procedure, and the arbitrator shall have the right to issue subpoenas and subpoenas duces tecum for both depositions and for the hearing on the matter. If any disputes arise as to discovery, either party may apply to the arbitrator for appropriate relief in accordance with the Delaware Rules of Civil Procedure, whose decision shall be binding on the parties.

         At the hearing on the matter, the rules of evidence applied in civil cases tried in the State of Delaware shall be applied, and legible photocopies may be used in place of original documents. Either party may order a court reporter to transcribe the hearing.

         At the close of the hearing, the arbitrator shall prepare a written arbitration award and findings of fact and conclusions of law, if requested by either party. The arbitration award and the findings of fact and conclusions of law, if any, may be filed in the appropriate court in the State of Delaware, and shall have the same force and effect as a judgment in any civil action or proceeding. Initially, each party shall bear one-half (1/2) of the arbitrator's fees. The final award shall include any amounts advanced for arbitrator's fees and the reasonable attorneys' fees and costs of the prevailing party.

         23. Governing law. This Agreement shall be construed in accordance with the laws of the State of Delaware. All questions with respect to the construction of this Agreement and the rights and liabilities of the parties to this Agreement shall be governed by the laws of the State of Delaware. Any action or proceeding arising out of or relating to this Agreement shall be brought in the State of Delaware.

         24. Assignment. Neither this Agreement nor any interest of any party herein may be assigned, pledged or transferred without the prior written consent of the parties hereto.

         25. Binding effect. This Agreement inures to the benefit of, and is binding upon, the parties hereto, and their respective heirs, representatives, successors, assigns, and controlling person, but nothing herein shall be construed as an authorization or right of any party to assign its rights and obligations hereunder. A successor or an assign does not include a purchaser of the Securities of the Issuer solely by reason of that purchase.

         26. Waiver. No waiver of any provision hereof is valid unless it is in writing and signed by the person against whom it is charged.

         27. Notice. Any notice required or permitted to be given pursuant hereto must be in writing addressed to the person at the address specified herein, or at an address changed in this manner.


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         28. Entire agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

                                                ISSUER:

                                                CYTOMEDIX, INC.

                                                By:__________________________
                                                Name:________________________
                                                Title:_______________________


                                                AGENT:

                                                FREDERICK & COMPANY, INC.

                                                By:__________________________
                                                Name:________________________
                                                Title:_______________________